EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Daniel Schmidt, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the BBCMS Mortgage Trust 2020-C7 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Wells Fargo Bank, National Association, as Master Servicer, Rialto Capital Advisors, LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, Wells Fargo Bank, National Association, as Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Park Bridge Lender Services LLC, as Operating Advisor, CoreLogic Solutions, LLC, as Servicing Function Participant, Computershare Trust Company, National Association, as Servicing Function Participant for the Certificate Administrator, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian, KeyBank National Association, as Primary Servicer, KeyBank National Association, as Primary Servicer for the 650 Madison Avenue Mortgage Loan, 3650 REIT Loan Servicing LLC, as Special Servicer for the 650 Madison Avenue Mortgage Loan, Wilmington Trust, National Association, as Trustee for the 650 Madison Avenue Mortgage Loan, Citibank, N.A., as Custodian for the 650 Madison Avenue Mortgage Loan, U.S. Bank National Association, as Servicing Function Participant for the 650 Madison Avenue Mortgage Loan, KeyBank National Association, as Primary Servicer for the Parkmerced Mortgage Loan, KeyBank National Association, as Special Servicer for the Parkmerced Mortgage Loan prior to March 13, 2024, Green Loan Services LLC, as Special Servicer for the Parkmerced Mortgage Loan on and after March 13, 2024, Wells Fargo Bank, National Association, as Trustee for the Parkmerced Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Parkmerced Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Parkmerced Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Parkmerced Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the F5 Tower Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the F5 Tower Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the F5 Tower Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the F5 Tower Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the F5 Tower Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the F5 Tower Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the 525 Market Street Mortgage Loan, Situs Holdings, LLC, as Special Servicer for the 525 Market Street Mortgage Loan, Wilmington Trust, National Association, as Trustee for the 525 Market Street Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 525 Market Street Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the 525 Market Street Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the 525 Market Street Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the One Stockton Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the One Stockton Mortgage Loan, Wilmington Trust, National Association, as Trustee for the One Stockton Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the One Stockton Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the One Stockton Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the One Stockton Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the One Stockton Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Vernon Tower Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Vernon Tower Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Vernon Tower Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Vernon Tower Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Vernon Tower Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Vernon Tower Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Vernon Tower Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for The Cove at Tiburon Mortgage Loan, Greystone Servicing Company LLC, as Special Servicer for The Cove at Tiburon Mortgage Loan, Wilmington Trust, National Association, as Trustee for The Cove at Tiburon Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for The Cove at Tiburon Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for The Cove at Tiburon Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for The Cove at Tiburon Mortgage Loan, KeyBank National Association, as Primary Servicer for the Acuity Portfolio Mortgage Loan, KeyBank National Association, as Special Servicer for the Acuity Portfolio Mortgage Loan, Citibank, N.A., as Trustee for the Acuity Portfolio Mortgage Loan, Citibank, N.A., as Custodian for the Acuity Portfolio Mortgage Loan, and U.S. Bank National Association, as Servicing Function Participant for the Acuity Portfolio Mortgage Loan.

Dated: March 12, 2025

/s/ Daniel Schmidt

Daniel Schmidt

Chief Executive Officer

(senior officer in charge of securitization of the depositor)